UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Andrew Corporation
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             (Exact name of registrant as specified in its charter)


            Delaware                                  36-2092797
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)


     10500 West 153rd Street
      Orland Park, Illinois                             60462
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(Address of principal executive offices)              (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box.  [X]                                 box.  [    ]

Securities Act registration statement
file number to which this form relates:
                                       --------------------
                                          (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                   Name of each exchange on which
     to be so registered                   each class is to be registered

Common Stock, par value $0.01 per share         Chicago Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Common Stock (and associated Common Stock Purchase Rights) of Andrew Corporation (the "Company") to be registered hereunder is set forth as Exhibit 99.(a) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 filed by the Company with the Securities and Exchange Commission on December 23, 1998, which description is incorporated herein by reference.

ITEM 2.  EXHIBITS

         Not Applicable. The securities are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on the Chicago Stock Exchange, on which no other securities of the Company are registered.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   November 17, 1998        ANDREW CORPORATION

                                   By:/s/ Charles R. Nicholas
                                         -----------------------
                                          Charles R. Nicholas
                                          Executive Vice President, Finance,
                                          Administration and Chief Financial
                                          Officer